                                                                   EXHIBIT 10.11



                                CREDIT AGREEMENT

                                     BETWEEN

                           HEALTH FITNESS CORPORATION

                                  AS BORROWER;

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                     AS BANK

                          CLOSING DATE: AUGUST 22, 2003

                      ====================================

                      $7,500,000 REVOLVING CREDIT FACILITY

                      ====================================


                            (WELLS FARGO BANK LOGO)

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.................................................................    1
     Section 1.1 Definitions...........................................................    1
     Section 1.2 Times.................................................................    9

ARTICLE II  AMOUNT AND TERMS OF THE FACILITY...........................................    9
     Section 2.1 Revolving Facility....................................................    9
     Section 2.2 Procedure for Advances................................................   10
     Section 2.3 Advance to Fund Escrow Account........................................   10
     Section 2.4 Interest on Note......................................................   10
     Section 2.5 Payments..............................................................   12
     Section 2.6 Collateral............................................................   12
     Section 2.7 Fees..................................................................   12
     Section 2.8 Prepayments...........................................................   13
     Section 2.9 Termination of the Facility or Reduction of the Facility Amount.......   13
     Section 2.10 Payments.............................................................   13
     Section 2.11 Increased Costs; Capital Adequacy; Advance Exceptions................   14
     Section 2.12 Advance Losses.......................................................   17
     Section 2.13 Discretion of Bank as to Manner of Advance...........................   18
     Section 2.14 Conclusiveness of Statements; Survival of Provisions.................   18
     Section 2.15 Computation of Interest and Fees.....................................   18

ARTICLE III CONDITIONS PRECEDENT.......................................................   18
     Section 3.1 Condition Precedent to Making Initial Advance.........................   18
     Section 3.2 Condition Precedent to Depositing Funds in Escrow Account.............   20
     Section 3.3 Condition Precedent to All Advances...................................   20

ARTICLE IV REPRESENTATIONS AND WARRANTIES..............................................   21
     Section 4.1 Existence and Power...................................................   21
     Section 4.2 Authorization of Borrowing; No Conflict as to Law or Agreements.......   21
     Section 4.3 Legal Agreements......................................................   21
     Section 4.4 Subsidiaries..........................................................   21
     Section 4.5 Financial Condition...................................................   22
     Section 4.6 Adverse Change........................................................   22
     Section 4.7 Litigation............................................................   22
     Section 4.8 Hazardous Substances..................................................   22
     Section 4.9 Regulation U..........................................................   22
     Section 4.10 Taxes................................................................   23
     Section 4.11 Titles and Liens.....................................................   23
     Section 4.12 ERISA................................................................   23

ARTICLE V AFFIRMATIVE COVENANTS........................................................   24
     Section 5.1 Reporting.............................................................   24
     Section 5.2 Books and Records; Inspection and Examination.........................   26


Table of Contents                     -i-

     Section 5.3 Compliance with Laws..................................................   26
     Section 5.4 Payment of Taxes and Other Claims.....................................   26
     Section 5.5 Maintenance of Properties.............................................   26
     Section 5.6 Insurance.............................................................   27
     Section 5.7 Preservation of Corporate Existence...................................   27
     Section 5.8 Deposit Accounts......................................................   27
     Section 5.9 Senior Cash Flow Leverage Ratio.......................................   27
     Section 5.10 Senior Leverage Ratio................................................   28
     Section 5.11 Current Ratio........................................................   28

ARTICLE VI NEGATIVE COVENANTS..........................................................   28
     Section 6.1 Liens.................................................................   28
     Section 6.2 Indebtedness..........................................................   30
     Section 6.3 Guaranties............................................................   30
     Section 6.4 Investments...........................................................   30
     Section 6.5 Dividends.............................................................   31
     Section 6.6 Sale of Assets........................................................   31
     Section 6.7 Transactions with Affiliates..........................................   32
     Section 6.8 Consolidation and Merger..............................................   32
     Section 6.9 Sale and Leaseback....................................................   32
     Section 6.10 Subordinated Debt....................................................   32
     Section 6.11 Capital Expenditures.................................................   33
     Section 6.12 Hazardous Substances.................................................   33
     Section 6.13 Restrictions on Nature of Business...................................   33

ARTICLE VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES.....................................   33
     Section 7.1 Events of Default.....................................................   33
     Section 7.2 Rights and Remedies...................................................   35

ARTICLE VIII MISCELLANEOUS.............................................................   36
     Section 8.1 No Waiver; Cumulative Remedies........................................   36
     Section 8.2 Amendments, Etc.......................................................   36
     Section 8.3 Notice................................................................   37
     Section 8.4 Participations........................................................   37
     Section 8.5 Disclosure of Information.............................................   37
     Section 8.6 Costs and Expenses....................................................   37
     Section 8.7 Indemnification by Borrower...........................................   38
     Section 8.8 Binding Effect, Assignment............................................   38
     Section 8.9 Governing Law.........................................................   38
     Section 8.10 Consent to Jurisdiction..............................................   38
     Section 8.11 Severability of Provisions...........................................   39
     Section 8.12 Headings.............................................................   39
     Section 8.13 Arbitration..........................................................   39
     Section 8.14 Waiver of Jury Trial.................................................   41


Table of Contents                     -ii-

                                CREDIT AGREEMENT

                           Dated as of August 22, 2003

                  Health Fitness Corporation, a Minnesota corporation (the "Borrower"), and Wells Fargo Bank, National Association, a national banking association (the "Bank"), agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 DEFINITIONS.

For all purposes of this Agreement, except as otherwise expressly provided:

                           (a) the terms defined in this Article have the
                  meanings assigned to them in this Article, and include the plural as well as the singular; and

                           (b) all accounting terms not otherwise defined herein
                  have the meanings assigned to them in accordance with GAAP.

                  "Accounts" means, as to any Person, the aggregate unpaid obligations of customers and other account debtors to such Person arising out of the sale or lease of goods or rendition of services by such Person on an open account or deferred payment basis.

                  "Acquisition" means the transaction contemplated by the Acquisition Documents.

                  "Acquisition Documents" means the Asset Purchase Agreement, by and between the Borrower and the Seller, and all other material documents executed in connection therewith, expected to be executed and delivered in August, 2003.

                  "Advance" means an advance by the Bank to the Borrower pursuant to Article II, and with respect to interest rates means either a Floating Rate Advance or a LIBO Rate Advance.

                  "Affiliate" means (a) any director or officer of the Borrower,
         (b) any Person who, individually or with his immediate family, directly or indirectly beneficially owns or holds 5% or more of the voting interest of the Borrower, or (c) any corporation, partnership or other Person in which any Person or group of Persons described above directly or indirectly owns a 5% or greater equity interest.

                  "Agreement" means this Credit Agreement.

                  "Base LIBO Rate" means the rate per annum for United States dollar deposits quoted by the Bank as the Interbank Market Offered Rate, with the understanding that such rate is quoted by the Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of each month an Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. The Borrower understands and agrees that the Agent may base its quotation of the Interbank Market Offered Rate upon such offers or other market indicators of the London interbank market as the Agent in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London interbank market.

                  "Base Rate" means the rate of interest publicly announced from time to time by the Bank as its "prime" or "base" rate or, if the Bank ceases to announce a rate so designated, any similar successor rate designated by the Bank.

                  "Bayview" means Bayview Capital Partners LP.

                  "Borrowing Base" means, at any time, the lesser of:

                  (i)      the Facility Amount, or

                  (ii)     the sum of:

                           (A) the product of the Eligible Accounts Advance Rate and Eligible Accounts, plus

                           (B) from the date the Escrow Account is funded by the Bank to the date the Escrow Agreement terminates, the outstanding principal balance of funds on deposit in the Escrow Account that have been contributed by the Bank, and for this purpose all disbursements of funds from the Escrow Account shall be deemed to come first from funds other than those deposited by the Bank;

         in each case computed on the basis of the most recent Borrowing Base Certificate furnished to the Bank as required by Section 3.1 or 5.1(d).

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit D hereto correctly setting forth the Accounts and the Eligible Accounts and the Borrowing Base of the Borrower as of a particular date.

                  "Business Day" means a day other than a Saturday, Sunday, United States national holiday or other day on which banks in Minnesota are permitted or required by law to close. Whenever the context relates to a LIBO Rate Advances or the fixing of a LIBO Rate, "Business Day" means a day (i) that meets the foregoing definition,


Health Fitness Corporation - Credit Agreement        - 2 -
         and (ii) on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

                  "Capital Expenditure" means any expenditure of money for the purchase or construction of fixed assets or for the purchase or construction of any other assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet.

                  "Closing Date" means the date of this Agreement.

                  "Compliance Certificate" means a certificate in substantially the form of Exhibit C, or such other form as the Borrower and the Bank may from time to time agree upon in writing, executed by the chief financial officer of the Borrower, stating (i) that any financial statements delivered therewith have been prepared in accordance with GAAP, subject to year-end adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

                  "Current Assets" of any Person means the aggregate amount of assets of such Person which in accordance with GAAP may be properly classified as current assets, after deducting adequate reserves where proper, but in no event including any real estate.

                  "Current Liabilities" of any Person means (i) all Debt of such Person due on demand or within one year from the date of determination thereof, reduced by the outstanding principal balance of the Escrow Account, and (ii) all other items (including taxes accrued as estimated) which, in accordance with GAAP, may be properly classified as current liabilities of such Person.

                  "Current Ratio" means the ratio of the Borrower's consolidated Current Assets to consolidated Current Liabilities, as determined in accordance with GAAP.

                  "Debt" of any Person means (i) all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined, (ii) indebtedness secured by any Lien on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) obligations of such Person to pay money under non-compete, consulting or similar agreements, and (iv) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such


Health Fitness Corporation - Credit Agreement        - 3 -

         Person at any time under any lease that is considered a capitalized lease under GAAP. Unless otherwise stated, Debt means Debt of the Borrower and its Subsidiaries .

                  "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

                  "Default Rate" means an annual rate of interest equal to the sum of (i) the interest rate otherwise in effect with respect to each portion of the Advances and (ii) 300 basis points (3.00%).

                  "EBITDA" means, as of any date, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and Intangible Assets, before (a) special extraordinary gains, (b) minority interests, and (c) miscellaneous gains and losses, in each case for the twelve-month period ending on such date, computed and calculated in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended.

                  "Eligible Accounts" means the dollar value of the Accounts of the Borrower in which the Bank holds a first perfected security interest reduced by:

                           (a) the amount of any Account which is not paid by
                  the account debtor within the greater of 60 days from the invoice date or 30 days from the due date, not to exceed 90 days from the invoice date;

                           (b) the amount of any Account as to which the account
                  debtor disputes liability or makes any claim with respect to the Account;

                           (c) the amount of any Account as to which the
                  Borrower has knowledge that a petition in bankruptcy or other application for relief under any insolvency law has been filed with respect to the account debtor owing the Account or as to which the account debtor on the Account has made an assignment for the benefit of creditors, or failed, suspended or gone out of business;

                           (d) the amount of any Account which is owed by a
                  Person that does not have its principal place of business in the United States unless supported by a letter of credit in the amount of the Account issued by a financial institution reasonably satisfactory to the Bank;


Health Fitness Corporation - Credit Agreement        - 4 -

                           (e) Accounts owed by an account debtor, regardless of
                  whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (a) or (b);

                           (f) the amount of any Account which arises from a
                  sale to an agency of the United States Government;

                           (g) the amount of any Account as to which the account
                  debtor is an Affiliate;

                           (h) the amount of any contra accounts;

                           (i) the amount of any Affiliate Accounts;

                           (j) Accounts which are subject to any Lien in favor
                  of any Person other than the Bank; and

                           (k) the amount of any creditor balances.

                  "Eligible Accounts Advance Rate" means, during each period described below, the percentage set forth opposite such period:


                                      PERIOD                                   PERCENTAGE
         from the date of this Agreement until the day before day the
         Acquisition is consummated                                                80%

         from the day the Acquisition is consummated until 30 days thereafter     100%

         from the 31st day after the Acquisition is consummated until the 60th
         day after the Acquisition is consummated                                  90%

         thereafter                                                                80%

                  "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
         Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1252 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

                  "Escrow Account" means the account or accounts established under the Escrow Agreement.

Health Fitness Corporation - Credit Agreement        - 5 -

                  "Escrow Agreement" means one or more Escrow Agreements by and between the Bank, the Seller, Bayview and Wells Fargo Bank Minnesota, National Association, substantially in the form of Exhibit B.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Facility" means the revolving credit facility established under Article II.

                  "Facility Amount" means $7,500,000, reducing by $250,000 on September 30, 2003, and on the last day of each calendar quarter thereafter, unless said amount is further reduced pursuant to Section 2.9, in which event it means the amount to which said amount is reduced.

                  "Financial Covenant" means any of the Borrower's obligations set forth in Sections 5.9, 5.10, 5.11, and 6.11 of this Agreement

                  "Floating Rate" means an annual rate equal to the Base Rate, which rate shall change when and as the Base Rate.

                  "Floating Rate Advance" means any portion of the principal balance of the Note, bearing interest at the Floating Rate.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 4.5.

                  "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

                  "Intangible Assets" means all intangible assets as determined in accordance with GAAP and including intellectual property rights, goodwill, accounts due from Affiliates or employees, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or its Subsidiaries or any other securities unless the same are readily marketable in the US or entitled to be used as a credit against federal income tax liabilities, non-compete agreements and any other assets designated from time to time by the Bank.

                  "Interest Expense" means, as of any date, the Borrower's total gross interest expense during the twelve-month period ending on such date (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest


Health Fitness Corporation - Credit Agreement        - 6 -
         expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

                  "Interest Period" means, with respect to any LIBO Rate Advance, a period of one month beginning on a Business Day, as elected by the Borrower.

                  "LIBO Rate" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

                              Base LIBO Rate
        LIBO Rate =  ------------------------------- +    applicable Margin
                     100% - LIBOR Reserve Percentage

                  "LIBO Rate Advance" means any portion of the principal balance of the Note bearing interest at a LIBO Rate.

                  "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Agent for expected changes in such reserve percentage during the applicable Interest Period.

                  "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any Capitalized Lease, title retention contract or similar agreement.

                  "Loan Documents" means this Agreement, the Note and the Security Agreement.

                  "Margin" means an amount determined pursuant to Section 2.4 that is added to other amounts to determine the interest rates applicable hereunder.

                   "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), properties, or operations of the Borrower or any Subsidiary, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Bank thereunder.

                  "Maturity Date" means June 30, 2007.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Net Worth" means the aggregate of capital and retained earnings of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.


Health Fitness Corporation - Credit Agreement        - 7 -

                  "Note" means the Borrower's promissory note in the form of Exhibit A hereto.

                  "Obligations" means each and every debt, liability and obligation of every type and description arising under or in connection with any of the Loan Documents which the Borrower may now or at any time hereafter owe to the Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including but not limited to principal of and interest on the Note and all fees due under this Agreement or any related agreement.

                  "Permitted Liens" has the meaning specified in Section 6.1.

                  "Perkins" means Perkins Capital Management, Inc.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary or ERISA Affiliate and covered by Title IV of ERISA.

                  "Purchased Assets" means the assets that the Borrower purchases from the Seller pursuant to the Acquisition Documents.

                  "Reportable Event" means (i) a "reportable event" described in
         Section 4043 of ERISA and the regulations issued thereunder, (ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under Section 4041 of ERISA, (iv) any other event or condition that might constitute grounds for termination of, or the appointment of a trustee to administer, any Plan, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

                  "Security Agreement" means a security agreement of the Borrower in favor of the Bank, granting the Bank a security interest in property generally described as all of the Borrower's inventory, accounts, equipment and general intangibles.

                  "Seller" means Johnson & Johnson Health Care Systems Inc..

                  "Senior Cash Flow Leverage Ratio" means, as of any date, the ratio of the Borrower's Senior Funded Debt as of such date to its EBITDA.

                  "Senior Debt" means all Debt of the Borrower or any Subsidiary other than Subordinated Debt.


Health Fitness Corporation - Credit Agreement        - 8 -

                  "Senior Funded Debt" means all interest-bearing Debt of the Borrower or any Subsidiary other than Subordinated Debt.

                  "Senior Leverage Ratio" means, as of any date, the ratio of the Borrower's consolidated Senior Debt, reduced by the outstanding principal balance of the portion of the Escrow Account funded by the Bank, to its consolidated Tangible Net Worth plus Subordinated Debt.

                  "Subordinated Debt" means Debt of the Borrower or any Subsidiary which is subordinated in right of payment to all indebtedness of the Borrower to the Bank, on terms that have been approved in writing by the Bank and that have been noted by appropriate legend on all instruments evidencing the Subordinated Debt.

                   "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries,
         (ii) any partnership of which 50% or more of the partnership interests therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Tangible Net Worth" means the difference between (i) Net Worth and (ii) Intangible Assets.

                  "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

SECTION 1.2 TIMES

All references to times of day in this Agreement shall be references to Minneapolis, Minnesota time unless otherwise specifically provided.

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE FACILITY

SECTION 2.1 REVOLVING FACILITY.

The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower from time to time during the period from the date hereof to the day before the Maturity Date in an aggregate amount not to exceed at any time outstanding the Borrowing Base. The proceeds of each Advance shall be used to finance the Acquisition


Health Fitness Corporation - Credit Agreement        - 9 -
and for working capital needs. Each Advance shall be in the amount of $25,000 or a multiple thereof. Within the limits of the Borrowing Base, the Borrower may borrow, prepay pursuant to Section 2.8 and reborrow under this Section 2.1. The Borrower's obligation to pay the Advances shall be evidenced by the Note. The Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in Section 2.4.

SECTION 2.2 PROCEDURE FOR ADVANCES.

Each Advance shall be made by prior written request from the Borrower to the Bank or telephonic request from any person purporting to be authorized to request Advances on behalf of the Borrower, which request shall specify the date of the requested Advance and the amount thereof. Except as set forth in Section 2.3, each such request by the Borrower shall be made not later than 1:00 p.m. on the Business Day on which the Advance is to be made. Upon fulfillment of the applicable conditions set forth in Article III, the Bank shall disburse the amount of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Bank. The Borrower shall be obligated to repay all Advances notwithstanding the failure of the Bank to receive such confirmation and notwithstanding the fact that the person requesting same was not in fact authorized to do so. Any request for an Advance shall be deemed to be a representation that the statements set forth in Section
3.3 are correct.

SECTION 2.3 ADVANCE TO FUND ESCROW ACCOUNT.

On the date the conditions in Section 3.2 are satisfied, the Bank shall, without further request from the Borrower, make an Advance in the amount of $2,250,000 and deposit the proceeds thereof in the Escrow Account. The funds in the Escrow Account shall at all times be subject to the Escrow Agreement and the Borrower shall have no rights in such funds except that, to the extent any amount is refunded to the Bank, the Bank shall apply such amount to the Obligations.

SECTION 2.4 INTEREST ON NOTE.

                  (a) Floating Rate Advances. Unless the Borrower elects a LIBO Rate pursuant to this Section, the principal balance of the Note shall bear interest at the Floating Rate.

                  (b) LIBO Rate Advances. So long as no Default or Event of Default exists, the Borrower may request that a portion of any requested Advance constitute a LIBO Rate Advance, or may convert all or any part of any outstanding Floating Rate Advance into a LIBO Rate Advance, or may request that a LIBO Rate Advance be converted at the end of


Health Fitness Corporation - Credit Agreement       - 10 -
         the applicable Interest Period to another LIBO Rate Advance. When the Borrower requests an Advance or wishes to convert a Floating Rate Advance to a LIBO Rate Advance or to convert a LIBO Rate Advance at the end of the applicable Interest Period to another LIBO Rate Advance, the Borrower shall give the Bank notice specifying: (i) the date of the Advance or conversion, (ii) the Interest Period selected by Borrower; and (iii) the principal amount of the Advance, which shall not be less than $500,000. Any such notice may be given by telephone or such other electronic method as the Bank may permit. Each such notice shall be given to Bank prior to 10:00 a.m. on the Business Day the Advance is to be made or converted. If the Borrower does not immediately accept a LIBO Rate when quoted by the Bank, the quoted rate shall expire and any subsequent request shall be subject to a redetermination by the Bank of the applicable LIBO Rate. If no specific designation of interest is made at the time any Advance is requested, the Borrower shall be deemed to have requested a Floating Rate Advance. Subject to the terms and conditions hereof, the principal amount specified by the Borrower in the applicable request for a LIBO Rate Advance shall bear interest from and including the first day of the Interest Period specified therein to but not including the last day of such Interest Period, at the LIBO Rate applicable thereto, determined as set forth herein, (subject to fluctuations in the applicable Margin). Unless the Borrower requests a new LIBO Rate Advance in accordance with the procedures set forth above, or prepays the principal of an outstanding LIBO Rate Advance at the expiration of an Interest Period, the Bank shall automatically and without request of the Borrower convert each LIBO Rate Advance to a Floating Rate Advance on the last day of the relevant Interest Period.

                  (c) Limitations on LIBO Rate Advances. In no event shall more than four LIBO Rate Advances be outstanding at any one time.

                  (d) Margins. The Margin through and including the first adjustment occurring as specified below shall be two and three-quarters percent (2.75%) with respect to LIBO Rate Advances. The Margin shall be adjusted each calendar quarter of the Borrower on the basis of the Senior Leverage Ratio of the Borrower in accordance with the following table:

                                                LIBO Rate Advances
          Senior Leverage Ratio                       Margin
          ---------------------                 ------------------
          3.00 to 1 or more                           2.75%
          2.00 to 1 or more, but less than            2.50%
               3.00 to 1
          Less than 2.00 to 1                         2.25%

         Reductions and increases in the Margins will be made on the first day of the calendar quarter following receipt of the Borrower's financial statements and quarterly Compliance Certificates required under Section
         5.1. Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or Compliance Certificates when required under Section 5.1, the Bank may, by notice to the Borrower, increase the Margins to the highest rates set forth above until such time as the Bank has


Health Fitness Corporation - Credit Agreement       - 11 -
         received all such financial statements and Compliance Certificates, and
         (ii) no reduction in the Margins will be made if a Default or an Event of Default has occurred and is continuing at the time that such reduction would otherwise be made.

                  (e) Default Rate. From and after the occurrence of any Default or Event of Default and continuing thereafter until such Default or Event of Default shall be remedied to the written satisfaction of the Bank, in the Bank's sole discretion, the outstanding principal balance of the Note shall bear interest, until paid in full, at the Default Rate. Calculation of interest at the Default Rate shall not be deemed a waiver or excuse of any such Default or Event of Default.

SECTION 2.5 PAYMENTS.

                  (a) Interest. Interest accruing on the principal balance of the Note each month shall be due and payable on the last day of that month, commencing on the last day of the month hereof. Notwithstanding any other provision of this Agreement or the Note, interest on any LIBO Rate Advance shall be due and payable on the last day of the applicable Interest Period.

SECTION 2.6 COLLATERAL.

Payment of the Note and all other amounts now or hereafter owing by the Borrower to the Banks shall be secured by the Liens granted under the Loan Documents, and may also now or hereafter be secured by one or more other Liens. Each such Lien shall be prior to all other Liens of any kind whatsoever, subject only to such exceptions as the Bank may expressly approve in writing.

SECTION 2.7 FEES.

                  (a) Origination Fee. Concurrent with the execution hereof, the Borrower shall pay the Bank an origination fee in the amount of $5,000. Such fee shall be deemed fully earned by the Bank upon entering into this Agreement.

                  (b) Non-Usage Fees. The Borrower shall pay the Bank a non-usage fee at the rate of 0.125% per annum on the average daily unused amount of the Facility Amount from the Closing Date to and including the Maturity Date, payable quarterly on the last day of each calendar quarter, commencing on September 30, 2003. Any non-usage fee remaining unpaid on the Maturity Date shall be due and payable on that date.

                  (c) Audit Fees. The Borrower shall pay to the Bank, on written demand, reasonable fees charged by the Bank in connection with any audits or inspections by the Bank of any collateral or the operations or businesses of the Borrower, together with actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. All such audits and inspections shall be for the sole benefit of the Bank.


Health Fitness Corporation - Credit Agreement       - 12 -

SECTION 2.8 PREPAYMENTS.

                  (a) Voluntary Prepayments. Subject to the conditions set forth herein, the Borrower from time to time may voluntarily prepay the Note in whole or in part; provided that (i) the Borrower may not prepay any LIBO Rate Advance in part, and (ii) any prepayment of the full amount of the Note shall include accrued interest thereon.

                  (b) Mandatory Prepayments. If the principal balance of the Note shall on any date exceed the Borrowing Base, the Borrower shall on that date repay the Note to the extent necessary to eliminate such excess.

                  (c) Prepayments Generally. All prepayments hereunder (whether voluntary or mandatory) shall be applied, first, to the principal installments of the Note in inverse order of their maturities, and second, to interest and fees with respect thereto. Any prepayment of a LIBO Rate Advance shall be accompanied by accrued interest on such prepayment through the date of prepayment and additional compensation calculated in accordance with Section 2.12.

SECTION 2.9 TERMINATION OF THE FACILITY OR REDUCTION OF THE FACILITY AMOUNT.

The Borrower may at any time and from time to time upon three Business Days' prior notice to the Bank permanently terminate the Facility in whole or permanently reduce the Facility Amount in part, provided that (i) each partial reduction shall be in the amount of $500,000 or a multiple thereof, and (ii) no reduction shall reduce the Facility Amount to an amount less than the principal balance of the Note outstanding at the time.

SECTION 2.10 PAYMENTS.

                  (a) Making of Payments. All payments of principal of and interest due under the Note shall be made to the Bank at its office in Minneapolis, Minnesota, not later than 12:00 noon on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day. The Borrower hereby authorizes the Bank to charge the Borrower's demand deposit account maintained with the Bank for the amount of any such payment on its due date, or (at the option of the Bank) to make an Advance in such amount, all without receipt of any request for such charge or Advance, but the Bank's failure to so charge such account or make such Advance shall in no way affect the obligation of the Borrower to make any such payment.

                  (b) Setoff. The Borrower agrees that the Bank shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time any amount is due and owing by the Borrower under this Agreement to the Bank at a time when an Event of Default has occurred and is continuing hereunder, the Bank may apply any and all balances, credits, and deposits, accounts or moneys of the Borrower then or thereafter in the possession of the Bank


Health Fitness Corporation - Credit Agreement       - 13 -

         (excluding, however, any trust or escrow accounts held by the Borrower for the benefit of any third party) to the payment thereof.

                  (c) Due Date Extension. If any payment of principal of or interest on any Floating Rate Advance or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

                  (d) Application of Payments. Except as otherwise provided herein, so long as no Default or Event of Default has occurred and is continuing hereunder, each payment received from the Borrower shall be applied to such obligation as the Borrower shall specify by notice received by the Bank on or before the date of such payment, or in the absence of such notice, as the Bank shall determine in its discretion. Except as otherwise provided herein, after the occurrence of a Default or Event of Default, the Bank shall have the right to apply all payments received by the Bank from the Borrower as the Bank may determine in its discretion. The Borrower agrees that the amount shown on the books and records of the Bank as being the principal balance of and interest on the Note shall be conclusive absent demonstrable error.

SECTION 2.11 INCREASED COSTS; CAPITAL ADEQUACY; ADVANCE EXCEPTIONS.

                  (a) Increased Costs on LIBO Rate Advances. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

                  (i) subject the Bank to or cause the withdrawal or termination of any exemption previously granted to the Bank with respect to, any tax, duty or other charge with respect to its LIBO Rate Advances or its obligation to make LIBO Rate Advances, or shall change the basis of taxation of payments to the Bank of the principal of or interest under this Agreement in respect of its LIBO Rate Advances or its obligation to make LIBO Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdictions in which the Bank's principal executive office is located); or

                  (ii) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 2.4), special deposit


Health Fitness Corporation - Credit Agreement       - 14 -
                           or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank; or

                  (iii) impose on the Bank any other condition affecting its making, maintaining or Advance of its LIBO Rate Advances or its obligation to make LIBO Rate Advances;

         and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBO Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under its Note with respect to a LIBO Rate Advance, then the Bank will notify the Borrower of such increased cost and within fifteen (15) days after demand by the Bank (which demand shall be accompanied by a statement setting forth the basis of such demand and representing that the Bank has made similar demand on one or more other commercial borrowers with revolving or term loans in excess of $500,000) the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction; provided, however, that no such increased cost or such reduction shall be payable by the Borrower for any period longer than ninety (90) days prior to the date on which notice thereof is delivered to the Borrower. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section 2.11. If the Borrower receives notice from the Bank of any event which will entitle the Bank to compensation pursuant to this Section 2.11, the Borrower may prepay any then outstanding LIBO Rate Advances or notify the Bank that any pending request for a LIBO Rate Advance shall be deemed to be a request for a Floating Rate Advance, in each case subject to the provisions of Section 2.12.

                  (b) Capital Adequacy. If the Bank determines at any time that its Return has been reduced as a result of any Capital Adequacy Rule Change, the Bank may require the Borrower to pay it the amount necessary to restore the Bank's Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this
         Section 2.11, the following definitions shall apply:

                  (i) "Bank" includes (but is not limited to) the Bank, as defined elsewhere in this Agreement, and any assignee of any interest of the Bank hereunder and any participant in the loans made hereunder.

                  (ii) "Capital Adequacy Rule" means any law, rule, regulation or guideline regarding capital adequacy that applies to the Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments.

                  (iii) "Capital Adequacy Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but does not


Health Fitness Corporation - Credit Agreement       - 15 -
                           include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that the Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the Bank's financial condition.

                  (iv) "Return", for any calendar quarter or shorter period, means the percentage determined by dividing (A) the sum of interest and ongoing fees earned by the Bank under this Agreement during such period by (B) the average capital the Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by the Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

         The initial notice sent by the Bank shall be sent as promptly as practicable after the Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore the Bank's Return for the quarter in which the notice is sent, shall state in reasonable detail the cause for the reduction in the Bank's Return and the Bank's calculation of the amount of such reduction, and shall include the Bank's representation that it has made similar demand on one or more other commercial borrowers with revolving or term loans in excess of $500,000. Thereafter, the Bank may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore the Bank's Return for that quarter. The Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error.

                  (c) Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                  (i) the Bank determines that deposits in U.S. dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

                  (ii) the Bank otherwise determines that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate; or

                  (iii) the Bank determines that the LIBO Rate as determined by the Bank will not adequately and fairly reflect the cost to the Bank of maintaining or Advance a LIBO Rate Advance for such Interest Period, or that the making or Advance of LIBO Rate Advances has become


Health Fitness Corporation - Credit Agreement       - 16 -
                           impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Bank materially affects such LIBO Rate Advances;

         then the Bank shall promptly notify the Borrower and (A) upon the occurrence of any event described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with the Bank in order to determine an alternate method to determine the LIBO Rate for the Bank, and during the pendency of such negotiations with the Bank, the Bank shall be under no obligation to make any new LIBO Rate Advances, and (B) upon the occurrence of any event described in the foregoing clauses (ii) or (iii), for so long as such circumstances shall continue, the Bank shall be under no obligation to make any new LIBO Rate Advances.

                  (d) Illegality. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the Bank, shall raise a substantial question as to whether it is unlawful for the Bank to make, maintain or fund LIBO Rate Advances, then (i) the Bank shall promptly notify the Borrower, (ii) the obligation of the Bank to make, maintain or convert into LIBO Rate Advances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by the Borrower requesting the Bank to make or convert into LIBO Rate Advances shall be construed as a request to make or to continue making Floating Rate Advances.

SECTION 2.12 ADVANCE LOSSES.

Upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), the Borrower shall indemnify the Bank against any loss or expense which the Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain LIBO Rate Advances) or which the Bank may be deemed to have sustained or incurred, as reasonably determined by the Bank, (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with any LIBO Rate Advances, (ii) due to any failure of the Borrower to borrow or convert any LIBO Rate Advances on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment of any LIBO Rate Advance on a date other than the last day of the applicable Interest Period for such LIBO Rate Advance. For this purpose, all notices under Section 2.4(b) shall be deemed to be irrevocable.


Health Fitness Corporation - Credit Agreement       - 17 -

SECTION 2.13 DISCRETION OF BANK AS TO MANNER OF ADVANCE.

Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain all or any part of its LIBO Rate Advances in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.12 hereof) all determinations hereunder shall be made as if the Bank had actually funded and maintained each LIBO Rate Advance during each Interest Period for such LIBO Rate Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate LIBO Rate for such Interest Period.

SECTION 2.14 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS.

Determinations and statements of the Bank pursuant to Section 2.11 and 2.12 shall be conclusive absent demonstrable error. Without limiting the generality of the foregoing, the Borrower shall have no right to review any records of the Bank or its other customers to determine the accuracy of any statement by the Bank under Section 2.11(a) or 2.11(b) regarding the Bank's demands upon other customers of the Bank. The Bank may use reasonable averaging and attribution methods in determining compensation pursuant to such Sections 2.11 and 2.12 and the provisions of Sections 2.11 and 2.12 shall survive termination of this Agreement.

SECTION 2.15 COMPUTATION OF INTEREST AND FEES.

Interest under the Note and the fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

SECTION 3.1 CONDITION PRECEDENT TO MAKING INITIAL ADVANCE.

The obligation of the Bank to make the initial Advance is subject to the condition precedent that the Bank shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) as of the date hereof, in form and substance satisfactory to the Bank:

                  (a) The Note, properly executed on behalf of the Borrower.

                  (b) The Security Agreement, properly executed on behalf of the Borrower.

                  (c) A financing statement or statements sufficient when filed to perfect the security interests granted under the Security Agreement to the extent such security interests are capable of being perfected by filing.

                  (d) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any


Health Fitness Corporation - Credit Agreement       - 18 -

         Subsidiary, and (ii) no financing statements have been filed and remain in effect against the Borrower or any Subsidiary except financing statements perfecting only Permitted Liens.

                  (e) A certificate of the secretary of the Borrower (i) certifying that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder to which it is a party have been duly approved by all necessary action of the Board of Directors of the Borrower and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of the Borrower together with such copies, and (iii) certifying the names of the officers of the Borrower that are authorized to sign the Loan Documents and other documents contemplated hereunder, including requests for Advances, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (f) Evidence that (i) The Preferred Companies, Inc., an Arizona corporation, has merged into Health Fitness Rehab, Inc., a Minnesota corporation, with Health Fitness Rehab, Inc. being the survivor; (ii) that Duffy & Associates Physical Therapy Corp., an Iowa corporation, and Medlink Corporation, an Iowa corporation, have been merged into Health Fitness Rehab of Iowa, Inc., an Iowa corporation, with Health Fitness Rehab of Iowa, Inc. being the survivor; and (iii) that Sports & Orthopedic Physical Therapy, Inc., a Minnesota corporation, and Health and Fitness Rehab of Iowa, Inc. have merged into the Borrower, with the Borrower being the survivor.

                  (g) Certificates of good standing of the Borrower and its Subsidiaries, dated not more than ten days before such date.

                  (h) A guaranty, in form satisfactory to the Bank, duly executed by all Subsidiaries of the Borrower.

                  (i) A security agreement, in form satisfactory to the Bank, duly executed by all Subsidiaries of the Borrower.

                  (j) Financing statements sufficient when filed to perfect the security interests granted under the security agreement signed by the Subsidiaries to the extent such security interests are capable of being perfected by filing.

                  (k) A signed copy of an opinion of counsel for the Borrower, addressed to the Bank as to matters referred to in Sections 4.1, 4.2,
         4.3 and 4.7, and as to such other matters as the Bank may reasonably request, with that opinion being acceptable to the Bank's counsel. In the case of Section 4.7, the opinion may be to the best knowledge of such counsel, and, in the case of Section 4.3, insofar as it relates to


Health Fitness Corporation - Credit Agreement       - 19 -
         enforcement of remedies, it may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally from time to time, and to usual equity principles.

                  (l) Certificates of the insurance required under the Security Agreement, naming the Bank as lender's loss payee.

                  (m) A Borrowing Base Certificate as of a date not more than thirty days before that date.

                  (n) Evidence satisfactory to the Bank that both immediately before and immediately after making such Advance no Default or Event of Default exists or shall exist.

                  (o) Payment of the fee described in Section 2.7(a).

SECTION 3.2 CONDITION PRECEDENT TO DEPOSITING FUNDS IN ESCROW ACCOUNT.

The obligation of the Bank to deposit funds in the Escrow Account is subject to the condition precedent that the Bank shall have received on or before the date of such deposit all of the following, in form and substance satisfactory to the
Bank:

                  (a) Such subordination agreements as the Bank may require to evidence that all of the Borrower's Debt, other than its indebtedness arising hereunder, has been subordinated to payment of the Obligations on terms satisfactory to the Bank, together with all original promissory notes or other documents evidencing such Debt.

                  (b) The Escrow Agreement, duly executed by all parties thereto.

                  (c) Evidence that Bayview has deposited at least $3,000,000 in the Escrow Account.

                  (d) Copies of the Acquisition Documents, properly executed on behalf of the parties thereto, certified by the Secretary or Assistant Secretary of the Borrower as being true and correct copies thereof.

                  (e) The conditions in Section 3.3 are satisfied.

SECTION 3.3 CONDITION PRECEDENT TO ALL ADVANCES.

The obligation of the Bank to make any Advance shall be subject to the further condition precedent that on the date of such Advance:

                  (a) the representations and warranties contained in Article IV are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and


Health Fitness Corporation - Credit Agreement       - 20 -

                  (b) no event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Bank as follows:

SECTION 4.1 EXISTENCE AND POWER.

The Borrower and its Subsidiaries are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

SECTION 4.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS.

The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the articles of incorporation or bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than those in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

SECTION 4.3 LEGAL AGREEMENTS.

This Agreement and the other Loan Documents constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

SECTION 4.4 SUBSIDIARIES.

Schedule 4.4 hereto is a complete and correct list of all present Subsidiaries and of the percentage of the ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Subsidiary


Health Fitness Corporation - Credit Agreement       - 21 -
owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

SECTION 4.5 FINANCIAL CONDITION.

The Borrower has heretofore furnished to the Bank (i) the audited financial statement of the Seller as of December 31, 2002, (ii) the unaudited interim financial statement of the Borrower as of June 30, 2003, and (iii) the unaudited pro forma financial statement of the Borrower immediately following the consummation of the Acquisition. The financial statements described in clauses
(i) and (ii) fairly present the financial condition of the Borrower and its Subsidiaries on the dates thereof and the results of their operations and cash flows for the periods then ended, and were prepared in accordance with generally accepted accounting principles. The financial statements described in clause
(iii) are identical to "the most likely scenario" projections used by the Borrower for internal planning purposes.

SECTION 4.6 ADVERSE CHANGE.

There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower any Subsidiary or, to the knowledge of the Borrower, the Seller, since the date of the latest financial statement of the Borrower referred to in Section 4.5.

SECTION 4.7 LITIGATION.

Except as set forth on Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Subsidiary or the Seller with respect to the Purchased Assets, or the properties of the Borrower or any Subsidiary or the Purchased Assets before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, that Subsidiary or the Seller, would have a Material Adverse Effect.

SECTION 4.8 HAZARDOUS SUBSTANCES.

To the best of the Borrower's knowledge after reasonable inquiry, neither the Borrower nor any Subsidiary nor any other Person has ever caused or permitted any Hazardous Substance to be disposed of in any manner which might result in any material liability to the Borrower or any Subsidiary on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest; and no such real property has ever been used (either by the Borrower, any Subsidiary or any other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance.

SECTION 4.9 REGULATION U.

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of


Health Fitness Corporation - Credit Agreement       - 22 -

Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 4.10 TAXES.

The Borrower and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by them. The Borrower and its Subsidiaries have each filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower are required to be filed, and the Borrower and its Subsidiaries have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by them to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or Subsidiary has provided adequate reserves in accordance with GAAP.

SECTION 4.11 TITLES AND LIENS.

Upon consummation of the Acquisition, the Borrower or one of its Subsidiaries will have good title to the Purchased Assets (other than any sold, as permitted by Section 6.6), free and clear of all Liens except for Permitted Liens. No financing statement naming the Borrower or any Subsidiary as debtor is on file in any office except to perfect only Permitted Liens.

SECTION 4.12 ERISA.

No Plan established or maintained by the Borrower, any Subsidiary or any ERISA Affiliate that is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated Advance deficiency (as such term is defined in Section 302 of ERISA) in excess of $1,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred with respect to any Plan of the Borrower, any Subsidiary or any ERISA Affiliate. The Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.


Health Fitness Corporation - Credit Agreement       - 23 -

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

                  So long as the Note shall remain unpaid or any Facility shall be outstanding, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

SECTION 5.1 REPORTING.

The Borrower will deliver to the Bank:

                  (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared on a consolidated basis with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Bank, which annual report shall include the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, together with (A) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; (B) if requested by the Bank, a copy of such accountants' management letter issued to the Borrower for such year; and (C) a statement of such accountants stating that they understand that the Bank is relying on such audit report.

                  (b) As soon as available and in any event within 30 days after the end of each calendar month, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and related consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for such month and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments.

                  (c) Concurrent with the delivery of any financial statements under paragraph (a) or (b), a Compliance Certificate, duly executed by the chief financial officer of the Borrower.

                  (d) Within 30 days after the end of each calendar month, a Borrowing Base Certificate as at the end of such calendar month, properly executed by the chief financial officer of the Borrower, together with such agings of accounts receivable and other supporting documentation as the Bank may require.


Health Fitness Corporation - Credit Agreement       - 24 -

                  (e) Not less than 30 days prior to the end of each fiscal year of the Borrower, projections for the Borrower's financial performance during the following fiscal year, including projections of income, cash flows and balance sheets, all presented on a month-by-month basis in such detail as the Bank may request and certified by the chief financial officer of the Borrower as being identical to the "the most likely scenario" projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Bank may reasonably require.

                  (f) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Subsidiary shall have sent to its stockholders.

                  (g) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange.

                  (h) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in Section 4.7 or which seek a monetary recovery against the Borrower or any Subsidiary in excess of $50,000.

                  (i) As promptly as practicable (but in any event not later than five business days) after an officer of the Borrower or any Subsidiary obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the appropriate Subsidiary of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event.

                  (j) Promptly upon becoming aware of any Reportable Event or any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

                  (k) Promptly upon their receipt or filing, copies of (i) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (ii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.


Health Fitness Corporation - Credit Agreement       - 25 -

                  (l) Upon request of the Bank, copies of the most recent annual report (Form 5500 Series), including any supporting schedules, filed by the Borrower, any Subsidiary or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan.

                  (m) Such information (in addition to that specified elsewhere in this Section) respecting the financial condition and results of operations of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

SECTION 5.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION.

The Borrower will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

SECTION 5.3 COMPLIANCE WITH LAWS.

The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would have a Material Adverse Effect.

SECTION 5.4 PAYMENT OF TAXES AND OTHER CLAIMS.

The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien or charge upon any properties of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with GAAP.

SECTION 5.5 MAINTENANCE OF PROPERTIES.

The Borrower will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or the appropriate Subsidiary, desirable in


Health Fitness Corporation - Credit Agreement       - 26 -
the conduct of its business and not disadvantageous in any material respect to the Bank as holder of the Note.

SECTION 5.6 INSURANCE.

The Borrower will, and will cause each Subsidiary to, obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. All casualty insurance policies required hereunder shall include a standard lenders' loss payable clause in favor of the Bank to the extent of its interest. All liability policies required hereunder shall name the Bank as an additional insured.

SECTION 5.7 PRESERVATION OF CORPORATE EXISTENCE.

The Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that neither the Borrower nor any Subsidiary shall be required to preserve any of its rights, privileges and franchises if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or the appropriate Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Bank as a holder of the Note.

SECTION 5.8 DEPOSIT ACCOUNTS.

The Borrower will, and will cause each Subsidiary to, maintain all of its deposit accounts of any type (whether for working capital, payroll or other purposes, and whether held jointly or individually) with the Bank or one or more affiliates of the Bank.

SECTION 5.9 SENIOR CASH FLOW LEVERAGE RATIO.

The Borrower will at all times maintain its Senior Cash Flow Leverage Ratio, determined as of the end of each month during each period described below, at not more than the ratio set forth below opposite such period.


                                                       Maximum Senior Cash Flow
                           Period                            Leverage Ratio
                           ------                      ------------------------
            Closing Date through December 30, 2003              N/A
         December 31, 2003 through February 29, 2004          2.0 to 1
                 March 1, 2004 and thereafter                1.65 to 1


Health Fitness Corporation - Credit Agreement       - 27 -

SECTION 5.10 SENIOR LEVERAGE RATIO.

The Borrower will maintain its Senior Leverage Ratio, determined as of the end of each month during each period described below, at not more than the ratio set forth below opposite such period.


                                                       Maximum Senior
                           Period                      Leverage Ratio
                           ------                      --------------
        Closing Date through September 29, 2003           3.75 to 1
     September 30, 2003 through December 30, 2003          4.0 to 1
       December 31, 2003 through March 31, 2004            3.75 to 1
        April 1, 2004 through December 30, 2004            3.50 to 1
           December 31, 2004 and thereafter                2.50 to 1

SECTION 5.11 CURRENT RATIO.

The Borrower will maintain its Current Ratio, determined as of the end of each month at not less than 1.5 to 1.0.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  So long as the Note shall remain unpaid or any Facility shall be outstanding, the Borrower agrees that, without the prior written consent of the Bank:

SECTION 6.1 LIENS.

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or claim of the Borrower or any Subsidiary to any right or claim of any other Person; excluding, however, the following (collectively, "Permitted Liens"):

                  (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4.

                  (b) Materialmen's, merchants', carriers' worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4.

                  (c) Pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance


Health Fitness Corporation - Credit Agreement       - 28 -
         of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

                  (d) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower or any Subsidiary or the value of such property for the purpose of such business.

                  (e) Purchase money Liens (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements, but shall exclude operating leases) upon or in property acquired after the date hereof, or Liens existing in such property at the time of acquisition thereof, or, in the case of any Person which thereafter becomes a Subsidiary, Liens upon or in its property, existing at the time such Person becomes a Subsidiary, provided that:

                  (i) no such Lien extends or shall extend to or cover any property of the Borrower or such Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

                  (ii) the aggregate principal amount of all Debt of the Borrower and all Subsidiaries secured by all Liens described in this subsection (e) shall not exceed $100,000 at any one time outstanding; and

                  (iii) the aggregate principal amount of Debt secured by Liens described in this subsection (e) at the time of acquisition of the property subject thereto shall not exceed 80% of the cost of such property or of the then fair market value of such property as determined by the Board of Directors of the Borrower, whichever shall be less, and the aggregate amount of payments made thereunder in any period of 12 consecutive months will not result in a violation of the restriction contained in Section 6.11.

                  (f) Liens created by any Subsidiary as security for Debt owing to the Borrower or to another Subsidiary.

                  (g) Liens on any property of the Borrower or any Subsidiary (other than those described in subsection (e) and (f)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.1 Part A hereto.

                  (h) Liens in favor of the Bank.

                  (i) Liens arising out of a judgment against the Borrower or any Subsidiary for the payment of money not exceeding $50,000 with respect to which an appeal is


Health Fitness Corporation - Credit Agreement       - 29 -
         being prosecuted and a stay of execution pending such appeal has been secured, but only so long as all such Liens are subordinate in all respect to all Liens in favor of the Bank.

                  (j) Liens in favor of Bayview to secure payment of Subordinated Debt owed to Bayview.

SECTION 6.2 INDEBTEDNESS.

The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Debt or liability on account of deposits or advances except:

                  (a) Amounts owed to trade creditors in the ordinary course for the sale or lease of goods or rendition of services by such Persons to the Borrower on an open account or deferred payment basis.

                  (b) Indebtedness to the Bank.

                  (c) Indebtedness of a Subsidiary to the Borrower or another Subsidiary on account of borrowings, or indebtedness of the Borrower to a Subsidiary on account of borrowings from that Subsidiary.

                  (d) Purchase money indebtedness of the Borrower or any Subsidiary secured by Liens permitted by subsection 6.1(e).

                  (e) Subordinated Debt owed to Bayview.

SECTION 6.3 GUARANTIES.

The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) The endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

                  (b) Guaranties by the Borrower's Subsidiaries in favor of Bayview to secure payment of Subordinated Debt owed to Bayview.

SECTION 6.4 INVESTMENTS.

The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:


Health Fitness Corporation - Credit Agreement       - 30 -

                  (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000.

                  (b) Any existing investment by the Borrower or any other Subsidiary in the stock of any Subsidiary.

                  (c) Loans and advances by a Subsidiary to the Borrower or another Subsidiary.

                  (d) Loans and advances by the Borrower to any Subsidiary not exceeding at any one time an aggregate of $10,000 as to all Subsidiaries combined.

                  (e) Loans to officers and employees of the Borrower or any Subsidiary not exceeding at any one time an aggregate of $10,000 as to the Borrower and all Subsidiaries combined.

                  (f) Travel advances to officers and employees of the Borrower or any Subsidiary in the ordinary course of business.

                  (g) Advances in the form of progress payments, prepaid rent or security deposits.

SECTION 6.5 DIVIDENDS.

The Borrower will not declare or pay any dividend on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

SECTION 6.6 SALE OF ASSETS.

The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a material part of its assets (whether in one transaction or in a series of transactions) to any other Person other than in the ordinary course of business, except that a wholly-owned Subsidiary of the Borrower may sell, lease, or transfer all or a substantial part of its assets to the Borrower or another wholly-owned Subsidiary of the Borrower, and the Borrower or such other wholly-owned Subsidiary, as the case may be, may acquire all or substantially all of the assets of the Subsidiary so to be sold, leased or transferred to it.


Health Fitness Corporation - Credit Agreement       - 31 -

SECTION 6.7 TRANSACTIONS WITH AFFILIATES.

The Borrower will not, and will not permit any Subsidiary to, make any loan or capital contribution to, or any other investment in, any Affiliate, or pay any dividend to any Affiliate, or make any other cash transfer to any Affiliate; provided, however, that (i) nothing in this Section shall restrict payment of compensation to officers and directors in the ordinary course of business and
(ii) so long as no Default or Event of Default has occurred and is continuing at the time thereof or would result therefrom, the foregoing shall not prohibit sales of goods and services with any Affiliate to the extent that such sales are on terms no less favorable to the Borrower than would be obtainable if no such relationship existed.

SECTION 6.8 CONSOLIDATION AND MERGER.

The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the Acquisition or the consolidation or merger of a Subsidiary with, or a conveyance or transfer of its assets to, the Borrower (if the Borrower shall be the continuing or surviving entity) or another then-existing wholly-owned Subsidiary of the Borrower.

SECTION 6.9 SALE AND LEASEBACK.

The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or such Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred.

SECTION 6.10 SUBORDINATED DEBT.

The Borrower will not, and will not permit any Subsidiary to, (i) make any payment of, or acquire, any Subordinated Debt except as expressly permitted by the subordination provision thereof; (ii) give security for all or any part of such Subordinated Debt except as permitted under Section 6.1(j); (iii) amend or cancel the subordination provisions of such Subordinated Debt; (iv) take or omit to take any action whereby the subordination of such Subordinated Debt or any part thereof to the Note might be terminated, impaired or adversely affected; or
(v) omit to give the Bank prompt written notice of any default under any agreement or instrument relating to such Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be immediately due and payable.


Health Fitness Corporation - Credit Agreement       - 32 -

SECTION 6.11 CAPITAL EXPENDITURES.

The Borrower will not, and will not permit any Subsidiary to, make any Capital Expenditure (including payments under capitalized leases, but excluding the cost of the Acquisition) if, after giving effect to such expenditure, the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year will exceed $300,000. The restriction contained in this Section is subject to the further limitations imposed by Section 6.1(e) if any asset is acquired under a purchase money Lien referred to in that Section.

SECTION 6.12 HAZARDOUS SUBSTANCES.

The Borrower will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substance to be disposed of, in any manner which might result in any material liability to the Borrower or any Subsidiary, on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest.

SECTION 6.13 RESTRICTIONS ON NATURE OF BUSINESS.

The Borrower will not, and will not permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or such Subsidiary.

                                   ARTICLE VII
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 7.1 EVENTS OF DEFAULT.

"Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any principal of or interest on the Note when it becomes due and payable.

                  (b) Default in the payment of any fees required under Section 2.7(b) when the same become due and payable.

                  (c) The Bank shall fail to receive at least two Business Days before any funds are disbursed to the Seller from the Escrow Account, searches of appropriate filing offices showing that as of a date not more than two weeks prior to such disbursement, no state or federal tax liens or financing statements have been filed and remain in effect against the Seller with respect to the Purchased Assets.

                  (d) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in any Financial Covenant.

                  (e) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after the


Health Fitness Corporation - Credit Agreement       - 33 -

         Bank has given notice to the Borrower specifying such default or breach and requiring it to be remedied.

                  (f) Any representation or warranty made by the Borrower in this Agreement, by any Subsidiary in any guaranty delivered to the Bank, or by the Borrower (or any of its Officers) or any Subsidiary (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect or misleading in any material respect when made.

                  (g) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower (other than to the Bank) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; provided, however, that if such default shall be cured by the Borrower, or waived by the holders of such indebtedness, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such evidence of indebtedness, indenture or other instrument, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

                  (h) An event of default shall occur under the Security Agreement or any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement directly or indirectly securing any obligations of the Borrower hereunder or under the Note or any guaranty of such obligations.

                  (i) Default in the payment of any amount owed by the Borrower to the Bank other than hereunder or under the Note.

                  (j) The Borrower or any Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of 30 days; or the Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy.


Health Fitness Corporation - Credit Agreement       - 34 -

                  (k) A petition shall be filed by or against the Borrower or any Subsidiary under the United States Bankruptcy Code naming the Borrower or that Subsidiary as debtor.

                  (l) Any Subsidiary shall repudiate, purport to revoke or fail to perform its obligations under its guaranty or security agreement in favor of the Bank.

                  (m) The legal or beneficial ownership of any shares of any class of stock of any Subsidiary shall be sold, conveyed, transferred or encumbered, whether voluntarily or involuntarily, without the prior written consent of the Bank.

                  (n) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

                  (o) A writ of attachment, garnishment, levy or similar process shall be issued against or served upon the Bank with respect to (i) any property of the Borrower or any Subsidiary in the possession of the Bank, or (ii) any indebtedness of the Bank to the Borrower or any Subsidiary.

                  (p) Any Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or withdrawal liability shall have been asserted against the Borrower, any Subsidiary or any ERISA Affiliate by a Multiemployer Plan; or the Borrower, any Subsidiary or any ERISA Affiliate shall have incurred liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or Plan participants in excess of $1,000,000 with respect to any Plan; or any Reportable Event that the Bank may determine in good faith might constitute grounds for the termination of any Plan, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Bank.

SECTION 7.2 RIGHTS AND REMEDIES.

Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Bank, the Bank may exercise any or all of the following rights and remedies:

                  (a) The Bank may, by notice to the Borrower, declare the Facility to be terminated, whereupon the same shall forthwith terminate.


Health Fitness Corporation - Credit Agreement       - 35 -

                  (b) The Bank may, by notice to the Borrower, declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) The Bank may, without notice to the Borrower and without further action, apply any and all money owing by the Bank to the Borrower to the payment of the Note then outstanding, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder.

                  (d) The Bank may exercise and enforce its rights and remedies under the Security Agreement, and/or .

                  (e) The Bank may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(k) or 7.1(o) hereof, the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1 NO WAIVER; CUMULATIVE REMEDIES.

No failure or delay on the part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall the Bank's acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 8.2 AMENDMENTS, ETC.

No amendment or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.


Health Fitness Corporation - Credit Agreement       - 36 -

SECTION 8.3 NOTICE.

Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address or telecopier number (as the case may be) as set forth by its signature below; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally or by mail, (ii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iii) the date of transmission if delivered by telecopy, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received.

SECTION 8.4 PARTICIPATIONS.

The Bank may grant participations in the Note and this Agreement to any institutional investor without the consent of the Borrower. The Borrower shall assist the Bank in granting any such participations.

SECTION 8.5 DISCLOSURE OF INFORMATION.

The Borrower authorizes the Bank to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Bank's possession concerning the Borrower which has been or is hereafter delivered to the Bank by the Borrower pursuant to this Agreement or which has been or is hereafter delivered to the Bank by the Borrower in connection with the Bank's credit evaluation of the Borrower before entering into this Agreement. In addition, the Bank, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

SECTION 8.6 COSTS AND EXPENSES.

The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the negotiation, preparation, execution, administration, amendment or enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, whether paid to outside counsel or allocated to the Bank by in-house counsel. The Borrower also agrees to pay and reimburse the Bank for all of its out-of-pocket and allocated costs incurred in connection with each audit or examination conducted by the Bank, its employees or agents, which audits and examinations shall be for the sole benefit of the Bank.


Health Fitness Corporation - Credit Agreement       - 37 -

SECTION 8.7 INDEMNIFICATION BY BORROWER.

The Borrower hereby agrees to indemnify the Bank and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with or arising out of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the use of the proceeds of any Advance (including but not limited to any such loss, claim, damage, expense or liability arising out of any claim in which it is alleged that any Environmental Law has been breached with respect to any activity or property of the Borrower), except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

SECTION 8.8 BINDING EFFECT, ASSIGNMENT.

The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Bank.

SECTION 8.9 GOVERNING LAW.

The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota.

SECTION 8.10 CONSENT TO JURISDICTION.

The Borrower irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any other Loan Document may be brought in a court of record in Hennepin County in the State of Minnesota or in the courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and
(iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


Health Fitness Corporation - Credit Agreement       - 38 -

SECTION 8.11 SEVERABILITY OF PROVISIONS.

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 8.12 HEADINGS.

Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.13 ARBITRATION.

                  (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

                  (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Minnesota selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                  (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the


Health Fitness Corporation - Credit Agreement       - 39 -
         appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

                  (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Minnesota or a neutral retired judge of the state or federal judiciary of {State Name}, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Minnesota and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

                  (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate


Health Fitness Corporation - Credit Agreement       - 40 -
         arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

                  (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

                  (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

SECTION 8.14 WAIVER OF JURY TRIAL.

THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


Address:                                        HEALTH FITNESS CORPORATION
3600 West 80th Street, Suite 560
Minneapolis, MN 55431
Attention: Wes Winnekins
Telecopier: (952) 897-5173                      By /s/ Wesley W. Winnekins
                                                   ---------------------------
                                                   Wesley W. Winnekins
                                                   ---------------------------
                                                   Its Chief Financial Officer
                                                   and Treasurer
                                                   ---------------------------


Health Fitness Corporation - Credit Agreement       - 41 -

Address:                                        WELLS FARGO BANK, NATIONAL
7900 Xerxes Avenue South                          ASSOCIATION
MAC N9307-013
Bloomington, MN 55431
Attention: Kent A. Paulson
Telecopier: 612-316-1621                        By /s/ Kent A. Paulson
                                                   ----------------------------
                                                   Kent A. Paulson
                                                   Its Assistant Vice President


Health Fitness Corporation - Credit Agreement       - 42 -

                             EXHIBITS AND SCHEDULES

                  Exhibit A               Note

                  Exhibit B               Escrow Agreement

                  Exhibit C               Form of Compliance Certificate

                  Exhibit D               Borrowing Base Certificate


                             ----------------------

                  Schedule 4.4            Subsidiaries

                  Schedule 4.7            Litigation

                  Schedule 6.1            Permitted Liens

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$7,500,000                                               Minneapolis, Minnesota
                                                                August 22, 2003

                  For value received, Health Fitness Corporation, a Minnesota corporation (the "Borrower"), promises to pay to the order of Wells Fargo Bank, National Association, a national banking association (the "Bank"), at its office in Minneapolis, Minnesota, or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million Five Hundred Thousand Dollars and No Cents ($7,500,000), or so much thereof as is advanced by the Bank to the Borrower from time to time pursuant to the Credit Agreement of even date herewith between the Borrower and the Bank (together with all amendments, modifications and restatements thereof, the "Credit Agreement"), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates determined pursuant to the Credit Agreement.

                  This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides (among other things) for the amount and date of payments of principal and interest required hereunder, for the acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined therein) and for the voluntary and mandatory prepayment hereof. This Note is the Note, as defined in the Credit Agreement.

                  The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                                  HEALTH FITNESS CORPORATION



                                                  By /s/ Wes Winnekins
                                                     ---------------------------
                                                     Wes Winnekins
                                                     Its Chief Financial Officer

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "Escrow Agreement"), is dated as of August ___, 2003 by and among Johnson & Johnson Health Care Systems Inc., a New Jersey corporation ("J&J Health"), Bayview Capital Partners LP, a Delaware limited partnership ("Bayview"), Wells Fargo Bank, National Association, as lender ("Lender"), and Wells Fargo Bank Minnesota, National Association, as escrow agent (the "Escrow Agent").

                                  WITNESSETH:

         WHEREAS, Health Fitness Corporation, a Minnesota corporation ("HFC"), and J&J Health are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which HFC will acquire certain assets (the "Acquired Assets") of the Health & Fitness Services division of J&J Health;

         WHEREAS, to induce J&J Health to enter into the Asset Purchase Agreement, Section 7(a) of the Asset Purchase Agreement provides that, in connection with the purchase of the Acquired Assets, the sum of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) (the "Escrow Contribution") shall be deposited with the Escrow Agent and held by the Escrow Agent in an escrow account established pursuant to this Escrow Agreement, and subsequently disbursed in accordance with the terms of this Escrow Agreement;

         WHEREAS, the Lender will deposit Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000) of the Escrow Contribution with the Escrow Agent and Bayview will deposit Three Million Dollars ($3,000,000) of the Escrow Contribution with the Escrow Agent; and

         WHEREAS, the Escrow Agent has agreed to hold the Escrow Fund (as defined herein) pursuant to the terms of this Escrow Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         1.1) Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the Asset Purchase Agreement.

         1.2) Additional Definitions. The following terms shall have the following meanings:

         "Closing Distribution Notice" means as defined in Section 4.1.

         "Escrow Fund" means the Escrow Contribution deposited with the Escrow Agent pursuant to Section 7(a) of the Asset Purchase Agreement, together with interest and other earnings and profits upon or in respect of such amount, minus amounts paid or distributed pursuant to this Agreement.

         "Permitted Investments" means as defined in Section 3.1.

         "Post-Closing Distribution Notice" means as defined in Section 4.1.

                                   ARTICLE II

                                     ESCROW

         2.1) Funds Placed in Escrow. On the date hereof, Lender and Bayview have deposited the Escrow Contribution with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of such deposits and accepts delivery of the Escrow Contribution. The Escrow Agent agrees to hold the Escrow Fund in an escrow account, subject to the terms and conditions of this Agreement. The escrow account shall be a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party to this Agreement.

         2.2) Repayment; Reimbursement. The Escrow Fund shall be utilized to pay to J&J Health the Purchase Price at the Closing for the Acquired Assets and to pay J&J Health any adjusted Purchase Price after the Closing, all as provided in
Section 7(a) of the Asset Purchase Agreement.

         2.3) Escrow Taxes. Unless otherwise required by law, J&J Health will include in its income, for federal, state, local and foreign tax purposes, that portion of income and gains realized by the Escrow Fund that is disbursed to J&J Health, and shall pay all income taxes due with respect thereto. HFC will include in its income, for federal, state, local and foreign tax purposes, that portion of income and gains realized by the Escrow Fund that is disbursed other than to J&J Health. As soon as practicable after December 31 of each calendar year (but in no event later than required by applicable law), the Escrow Agent shall report, as required by applicable law, income and gains realized by the Escrow Fund in a manner consistent with this section.

                                   ARTICLE III
                               INVESTMENT OF FUND


         3.1) Permitted Investments; Interest. From the date hereof until the final disbursement from the Escrow Fund pursuant to Article 4 of this Escrow Agreement, the Escrow Agent is authorized and directed to invest and reinvest the Escrow Fund in the Wells Fargo Treasury Plus Money Market Fund (the "Permitted Investments"). The Escrow Agent hereby represents that the Wells Fargo Treasury Plus Money Market Fund is a money market fund that is rated AAA or Aaa by Standard & Poor's or Moody's, respectively, and that provides daily liquidity without penalty. The Permitted Investments and interest accruing on, and any profit resulting from, such investments shall be added to, and become a part of, the Escrow Fund pursuant to this Escrow Agreement. For purposes of this Escrow Agreement, "interest" on the Escrow Fund shall include all proceeds thereof and investment earnings with respect thereto. The Permitted Investments shall be registered in the name of the Escrow Agent. The Escrow Agent shall have full power and authority to sell any and all of the Permitted Investments held by it under this Escrow Agreement as necessary to make disbursements under this Escrow Agreement, and may use its bond department to effect such sales. The Escrow Agent shall not be responsible for any unrealized profit or realized loss realized on such investments.


                                   ARTICLE IV
                            RELEASE OF ESCROW ACCOUNT

         4.1) Closing of the Asset Purchase Agreement. In connection with the consummation of the Closing under the Asset Purchase Agreement, J&J Health and HFC shall deliver to the Escrow Agent, with a copy to Bayview and the Lender, a notice jointly executed by J&J Health and HFC stating that all conditions precedent to the Closing of the Asset Purchase Agreement, with the exception of delivery of the Purchase Price, have been satisfied and not waived (provided that J&J Health may, in its sole and absolute discretion, waive any one or more conditions precedent to J&J Health's obligation to consummate the Closing set forth in Section 11(d)(ii) of the Asset Purchase Agreement), and setting forth the amount of the Purchase Price to be distributed to J&J Health in accordance with Section 7(a) of the Asset Purchase Agreement (the "Closing Distribution Notice"), and the Escrow Agent thereupon shall promptly make a disbursement to J&J Health from the Escrow Fund in the amount set forth in the Closing Distribution Notice. Thereafter, at the end of each of the six calendar months following the month in which the Closing occurs, the Escrow Agent shall disburse to J&J Health an amount equal to the amount, if any, by which the Purchase Price as recalculated in accordance with Section 7(a) of the Asset Purchase Agreement at such month-end exceeds the total Purchase Price theretofore paid to J&J Health upon the receipt of a notice, with a copy to Bayview and the Lender, jointly executed by J&J Health and HFC setting forth and directing the disbursement of any such amount (each a "Post-Closing Distribution Notice"). Promptly following full payment of all amounts set forth in the Closing Distribution Notice and all amounts set forth in the Post-Closing Distribution Notices, any amounts remaining in the Escrow Fund shall be disbursed to Lender.

         4.2) Termination of the Asset Purchase Agreement. On receipt of a notice jointly executed by J&J Health and HFC stating that the Asset Purchase Agreement has been terminated (the "Termination Distribution Notice"), the Escrow Agent shall promptly disburse all amounts in the Escrow Fund to Lender and to Bayview pro rata based on the percentage of the Escrow Contribution contributed by each.

         4.3) No Closing or Termination. If the Escrow Agent has not received the Closing Distribution Notice or Termination Distribution Notice on or before November 30, 2003, the Escrow Agent shall promptly disburse all amounts in the Escrow Fund to Lender and to Bayview pro rata based on the percentage of the Escrow Contribution contributed by each.


                                    ARTICLE V

                   LIABILITY AND COMPENSATION OF ESCROW AGENT

         5.1) No Implied Duties. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall, in determining its duties hereunder, be under no obligation to refer to any other documents between or among the parties related in any way to this Escrow Agreement (except to the extent that this Escrow Agreement specifically refers to or incorporates by reference provisions of any other document).

         5.2) Indemnification of Escrow Agent. HFC and the Escrow Agent have entered into a separate letter agreement dated the date hereof relating to indemnification of the Escrow Agent for certain liability and expense which may arise out of actions taken or omitted by the Escrow Agent in accordance with this Escrow Agreement (except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent).

         5.3) Standard of Care; Reliance. The Escrow Agent shall not be liable to any person by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The Escrow Agent shall be entitled to rely in good faith on, and shall be protected in acting in reliance in good faith upon, any instructions or directions furnished to it in writing jointly executed by J&J Health and HFC or by Lender and Bayview, as applicable, pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by J&J Health and HFC or by Lender and Bayview, and reasonably believed by the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties. In performing its obligations hereunder, the Escrow Agent may consult with counsel to the Escrow Agent and shall be entitled to rely in good faith on, and shall be protected in acting in reliance in good faith upon, the advice or opinion of such counsel.

         5.4) Compensation of Escrow Agent. The Escrow Agent shall be entitled to its customary fee for the performance of services by the Escrow Agent hereunder for each year or portion thereof that any portion of the Escrow Fund remains in escrow and shall be reimbursed for reasonable costs and expenses incurred by it in connection with the performance of such services (such fees, costs and expenses are hereinafter referred to as the "Escrow Agent's Compensation"). The Escrow Agent's Compensation shall be paid by HFC pursuant to the terms of a separate letter agreement between the Escrow Agent and HFC dated the date hereof.

         5.5) Resignation and Successor. The Escrow Agent may resign at any time by giving sixty (60) days written notice to Lender, Bayview and J&J Health; provided, that such resignation shall not be effective unless and until a successor Escrow Agent has been appointed and accepts such position pursuant to the terms of this Section 5.5. In such event, Lender, Bayview and J&J Health shall jointly appoint a successor Escrow Agent. If a successor Escrow Agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent. Such appointment shall be effective on the effective date of the aforesaid resignation (the "Escrow Transfer Date"). On the Escrow Transfer Date, all right title and interest to the Escrow Fund, including interest thereon, shall be transferred to the successor Escrow Agent and this Escrow Agreement shall be assigned by the Escrow Agent to such successor Escrow Agent, and thereafter, the resigning Escrow Agent shall be released from any further obligations hereunder. The Escrow Agent shall continue to serve until its successor is appointed, assumes this Escrow Agreement and receives the transferred Escrow Fund.

         5.6) Disputes. It is understood and agreed that in the event any adverse claims or demands are made in connection with the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received (i) an enforceable final order of a court or arbitrator of competent jurisdiction which is not subject to further appeal directing delivery of the Escrow Fund or (ii) a written statement jointly executed by J&J Health and HFC, on the one hand, and Lender and Bayview, on the other hand, directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court or arbitrator order referred to in clause (i) immediately above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court or arbitrator order or judgment is final and enforceable and is not subject to further appeal. The Escrow Agent shall act on such court or arbitrator order and legal opinion without further question.

         5.7) Limitation on Damages. In no event shall the Escrow Agent be liable in connection with this Escrow Agreement for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Escrow Agent has been previously advised of such loss or damage.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         6.1) Representations by Escrow Agent. The Escrow Agent represents and warrants to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Escrow Agreement by it has been duly authorized and approved by all necessary action; that this Escrow Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Escrow Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or by which it or its properties or assets may be bound.


         6.2) Representations by J&J Health, Bayview and Lender. J&J Health, Bayview and Lender each represents to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Escrow Agreement by it has been duly authorized and approved by all necessary action; that this Escrow Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Escrow Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or by which it or its properties or assets may be bound.


                                   ARTICLE VII


         7.1) Termination. This Agreement shall terminate TERMINATION on the date all amounts in the Escrow Fund have been disbursed as provided herein.


                                  ARTICLE VIII

                                     GENERAL

         8.1) Other Agreements. Nothing in this Agreement is intended to limit any of the rights of HFC or J&J Health, or any obligation of HFC or J&J Health, under the Asset Purchase Agreement (or any agreement entered into in connection with the transactions contemplated by the Asset Purchase Agreement).

         8.2) Governing Law. This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

         8.3) Arbitration.

                  (i) The parties hereby agree that any dispute shall be resolved by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining (available by www.adr.org), except where those rules conflict with this provision, in which case this provision controls. Any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be selected within twenty business days from commencement of the arbitration from the AAA's National Roster of Arbitrators pursuant to agreement or through selection procedures administered by the AAA. Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures, including limits on discovery, assuring that the arbitration will be concluded and the award rendered within no more than eight months from the selection of the arbitrator, or, failing agreement, procedures meeting such time limits will be designed by the AAA and adhered to by the parties. The arbitration shall be held in Minneapolis, Minnesota and the arbitrator shall apply the substantive law of Minnesota, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Prior to commencement of arbitration, emergency relief is available from any court to avoid irreparable harm. THE ARBITRATOR SHALL NOT AWARD EITHER PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, OR ATTORNEYS' FEES OR COSTS.

                  (ii) Prior to the commencement of arbitration, the parties must attempt to mediate their dispute using a professional mediator from AAA, the CPR Institute for Dispute Resolution, or like organization selected by agreement or, absent agreement, through selection procedures administered by the AAA. Within a period of 45 days after the request for mediation, the parties agree to convene with the mediator, with business representatives present, for at least one session to attempt to resolve the matter. In no event will mediation delay commencement of the arbitration for more than 45 days absent agreement of the parties or interfere with the availability of emergency relief.

         8.4) Benefit; Successor and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto. The parties acknowledge that HFC is an intended third-party beneficiary of this Escrow Agreement and that this Escrow Agreement will not be amended without the consent of HFC. This Escrow Agreement is not intended to confer on any person not a party hereto, other than HFC pursuant to the immediately preceding sentence, any rights or remedies hereunder.

         8.5) Severability. If any provision of this Agreement, or the application of such a provision, is for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and application of such provision to other circumstances shall be interpreted so as reasonably to effect the intent of the parties to this Agreement. The parties shall replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         8.6) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of it, individually or taken together, whether delivered via facsimile or otherwise, bear the signatures of all the parties reflected hereon as signatories.

         8.7) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. Except with respect to HFC pursuant to Section 8.4, notwithstanding any rights that may be created in any third party under the terms of this Agreement, no such amendment or waiver shall require the consent of such third party to be effective. The waiver by a party of any breach of this Agreement or default in the performance of any obligations under this Agreement shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         8.8) Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally by commercial courier service or otherwise, or by telecopier, or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


         If to J&J Health:
         -----------------
         Johnson & Johnson Health Care Systems Inc.
         425 Hoes Lane
         Piscataway, NJ  08855
         FAX:  (732) 562-3121
         Attention:  David P. Carberry

         If to Escrow Agent:
         -------------------
         Wells Fargo Bank Minnesota, N.A.
         Corporate Trust Services
         MAC N9303-110 Sixth and Marquette
         Minneapolis, MN 55479
         FAX: 612-667-2160
         Attention:  Steven R. Gubrud


         If to Lender:
         -------------
         Wells Fargo Bank, N.A.
         7900 Xerxes Avenue South
         MAC N9307-013
         Bloomington, MN 55431
         FAX: (612) 316-1621
         Attention:  Kent A. Paulson

         If to Bayview:
         --------------
         Bayview Capital Partners LP
         641 East Lake Street, Suite 2400
         Wayzata, MN 55391
         FAX:  (952) 345-2001
         Attention:  Cary Musech and Sean A. Epp


Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).


         8.9) Construction of Agreement. This Escrow Agreement has been negotiated by the respective parties hereto and their attorneys and the language of this Agreement shall not be construed for or against any party. A reference to a Section shall mean a Section in this Agreement unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

         8.10) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described in this Escrow Agreement and contemplated by it and to carry into effect the intents and purposes of this Escrow Agreement.

         8.11) Absence of Third Party Beneficiary Rights. No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party to this Escrow Agreement or any other person or entity unless specifically provided otherwise in it, and, except as so provided, all provisions of this Escrow Agreement shall be personal solely among the parties to this Escrow Agreement.

         8.12) Entire Agreement. This Escrow Agreement and the Asset Purchase Agreement and the exhibits and schedules to this Escrow Agreement and to the Asset Purchase Agreement constitute the entire understanding and agreement of the parties to this Escrow Agreement with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms of this Escrow Agreement control and supersede any course of performance or usage of trade inconsistent with any of the terms of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.


JOHNSON & JOHNSON HEALTH CARE SYSTEMS       WELLS FARGO BANK MINNESOTA, NATIONAL
INC.                                        ASSOCIATION, AS ESCROW AGENT


By:                                         By:
   -----------------------------------         --------------------------------

Name:                                       Name:
     ---------------------------------           ------------------------------

Title:                                      Title:
      --------------------------------            -----------------------------



WELLS FARGO BANK, NATIONAL ASSOCIATION,     BAYVIEW CAPITAL PARTNERS LP
AS LENDER

                                            BY:  BAYVIEW CAPITAL MANAGEMENT LLC
                                            ITS: GENERAL PARTNER


By:                                         By:
   -----------------------------------         --------------------------------

Name:                                       Name:
     ---------------------------------           ------------------------------

Title:                                      Title:
      --------------------------------            -----------------------------

                                                                       EXHIBIT C

                             COMPLIANCE CERTIFICATE

                                             --------------------------, ------

Wells Fargo Bank, National Association
MAC N9307-013
     7900 Xerxes Avenue South
     First Floor
     Bloomington, MN 55431
Attention: Kent A. Paulson

                             COMPLIANCE CERTIFICATE

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement (the "Credit Agreement") dated August 22, 2003 entered into between Wells Fargo Bank, National Association and Health Fitness Corporation (the "Borrower").

                  All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                  This is a Compliance Certificate submitted in connection with the Borrower's financial statements (the "Statements") as of _____________________, _______ (the "Effective Date").

         I hereby certify to you as follows:

         1. I am the Chief Financial Officer of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower.

         2. The Statements, and the computations below, have been prepared in accordance with GAAP. Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of, the Financial Covenants.

         3. I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement not previously reported to you, except as set forth in the attachments, if any, hereto.



                                                 Very truly yours,

                                                 HEALTH FITNESS CORPORATION



                                                 By
                                                    ---------------------------
                                                    Wes Winnekins
                                                    Its Chief Financial Officer

                                                                       EXHIBIT D

                           BORROWING BASE CERTIFICATE

                                              --------------------------, ------

Wells Fargo Bank, National Association
MAC N9307-013
7900 Xerxes Avenue South
Bloomington, MN  55431
Attention:  Kent A. Paulson
Telecopier:  (612) 316-1621

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement (the "Credit Agreement") dated as of August 22, 2003 entered into between Health Fitness Corporation (the "Borrower") and Wells Fargo Bank, National Association (the "Bank"). All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement. This is a Borrowing Base Certificate submitted as of ____________________, _______ (the "Effective Date").

                  I hereby certify to you that the following is a true and correct calculation of the Borrowing Base as of the Effective Date:

(a)      Total Accounts                                                 $
                                                                         --------------
(b)      Ineligible Accounts                                            $
                                                                         --------------
(c)      Total Eligible Accounts (line (a) minus line (b))              $
                                                                         --------------
(d)      Eligible Accounts Advance Rate [80%, 90% or 100%]              $
                                                                         --------------

(e)      Eligible Accounts amount (product of lines (c) and (d))        $
                                                                         --------------
(f)      [if applicable] outstanding principal balance of funds in
         Escrow Account deposited by Bank (all disbursements of
         funds from the Escrow Account shall be deemed to come first from funds other than those deposited by the Bank)

(g)      Total Borrowing Base amount (sum of lines (e) and (f))         $
                                                                         --------------


         Attached hereto are supporting schedules showing a detailed calculation of the items listed above.


                                                        Very truly yours,

                                                                    SCHEDULE 4.4

                                  SUBSIDIARIES

Fitness Centers of America, d/b/a Fitness Systems, a California corporation

Health Fitness Rehab, Inc., a Minnesota corporation

Health Fitness Corporation of Canada, Inc., an Alberta corporation

                                                                    SCHEDULE 4.7

                                   LITIGATION

         In April 2000, HealthSouth Corporation filed a lawsuit against the Company and two former employees in U.S. District Court in Minnesota arising out of HealthSouth's purchase of several rehabilitation and physical therapy clinics from the Company in May 1999. HealthSouth claimed that the two former employees improperly diverted business away from the purchased clinics. HealthSouth claimed damages in excess of $3,000,000, alleging misrepresentations and breaches of warranties in the purchase agreement. In February 2002, the U.S. District Court in Minneapolis dismissed all of HealthSouth's claims in connection with a summary judgment motion filed by the Company, and issued an order awarding the Company a judgment of $43,156 for its counter claim relating to certain accounts receivable. The final outcome of this matter is pending on the outcome of an appeal made by HealthSouth.

         A former employee, John Figarelli, sent e-mails on March 12 and 13, 2003, when still employed, indicating that he had a lawyer and was considering filing a charge of discrimination as well as a defamation action against the Company. The Company vigorously denies all such allegations and would vigorously defend any charge if brought. No charge has been filed to date.

                                                                    SCHEDULE 6.1

                                      LIENS

                                     PART A

     DEBTOR          JURISDICTION    SECURED PARTY         FILE NUMBER   FILE DATE     COLLATERAL DESCRIPTION
     ------          ------------    -------------         -----------   ---------     ----------------------
Health Fitness       MN,             CGI Capital Inc.        2141330     6/22/99     Specific computer equipment
Corporation          Secretary of                                                    pursuant to lease agreement
                     State

                                     PART B

Neither of the filings by Coast Business Credit listed below perfect an effective Lien. All obligations owed by Fitness Centers of America to such party have been satisfied in full, and all Liens were released through a refinancing with Merrill Lynch Business Financial Services. The Borrower undertakes to use commercially reasonable efforts to have such filings terminated as provided in
Section 9-509(d)(1) or (2) of the Uniform Commercial Code.


     DEBTOR          JURISDICTION    SECURED PARTY         FILE NUMBER   FILE DATE     COLLATERAL DESCRIPTION
     ------          ------------    -------------         -----------   ---------     ----------------------
Fitness Centers of   MN, Secretary   Coast Business          2240702     06/30/00           Blanket Lien
America              of State        Credit, a division
                                     of Southern Pacific
                                     Bank
------------------   -------------   -------------------   -----------   --------       --------------------
                     CA, Secretary   Coast Business        00-18260610   06/29/00           Blanket Lien
                     of State        Credit, a division
                                     of Southern Pacific
                                     Bank